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                              SEPARATION AGREEMENT

This Agreement, dated as of January 24, 2000, is between DSP Group, Ltd. ("Employer") and Igal Kohavi ("Employee").

                                    RECITALS

Employee is currently employed as the Chairman of the Board of Employer and of its parent corporation, DSP Group, Inc. (collectively, the "Company").

Employee desires to terminate his employment with the Company for "Good Reason" within the meaning of his employment agreement, effective on January 24, 2000 ("Effective Date").

This Agreement implements the terms of and supersedes the June 1, 1997 Employment Agreement, the November 3, 1997 Amendment to Employment Agreement, and the November 17, 1999 Amendment to Employment Agreement.

ACCORDINGLY, the parties agree as follows:

1. Resignation of Duties. As of the Effective Date, Employee resigns as an officer and director of Employer and from all other positions he holds with Employer, its parent corporation, and its subsidiaries. As of the Effective Date, Employee shall cease all work on behalf of the Company.

2. Consideration. Employer agrees to provide Employee with the following benefits. Except as specifically provided herein, all compensation and benefits will cease as of the Effective Date.

      (a) Salary, Vacation Pay and Manager's Insurance. Employer shall pay Employee the salary and accrued paid vacation up to the Effective Date. The sums accumulated in the Manager's Insurance policy (bituach menehalim) shall be transferred to the Employee on the Effective Date.

      (b) Bonus. Employer shall pay Employee a lump-sum bonus of $200,000, payable on the Effective Date.

      (c) Stock Options. As provided in the November 3, 1998 Amendment to the Employment Agreement in the case of termination by Employee for Good Reason, all stock options granted to Employee by DSP Group, Inc. as of the Effective Date will vest in full on January 24, 2000 and may be exercised in whole or in part until January 23, 2002.

      (d) Indemnification Agreement. The Indemnification Agreement dated September 21, 1995 between DSP Group, Inc. and Igal Kohavi shall continue in full force and shall not be affected by this Agreement.


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3.    Other Obligations of Employee.

      (a) Waiver. Employee waives any right to two years of additional compensation and any right to acquire shares in any subsidiary of the Company.

      (b) Interference with Business. For a period of one (1) year after the Effective Date, Employee agrees not to engage in any business activity that directly or indirectly interferes with the Company's business activities. Such prohibited activities include, but are not limited to, the following: making disparaging or defamatory statements about the Company or the Company's officers or employees; inducing or attempting to induce the Company's employees to resign from the Company; and creating or assisting in any business that will directly or indirectly compete with the Company.

      (c) Return of Property. On the Effective Date, Employee shall return to the Company all property of the Company, including, without limitation, all equipment, tangible proprietary information, documents, books, records, reports, contracts, lists, computer disks (or other computer-generated files or data), or copies thereof, created on any medium, prepared or obtained by Employee in the course of or incident to his employment with the Company.

4. Potential Joint Venture Between Employee and the Company. A committee ("Committee") of three directors of the parent corporation of Employer, Eliyahu Ayalon, Zvi Limon and Saul Shani (collectively the "Committee Members"), will be formed to evaluate the proposal that the Company invest $7.5 million as a limited partner in a venture capital fund to be formed with Employee as a general partner. Employee and Employer acknowledge that, while the Committee Members have indicated that they are favorably disposed toward such an investment, the Company has no obligation to make any such investment unless the Committee formally approves the proposal.

5. Mutual Release. Employee and Employer and their respective representatives (collectively, the "Releasors") waive all claims of any kind, known and unknown, which either party may now have or have ever had against the other party, its affiliated, related, parent and subsidiary corporations, and its and their present and former directors, officers, and employees (collectively, the "Released Parties"). This release includes all claims arising from Employee's employment with Employer and the termination of this employment, including employment discrimination claims under the California Fair Employment and Housing Act, Title VII, the Age Discrimination in Employment Act and any other state or federal law.

      Because this release specifically covers known and unknown claims, each party waives its rights under section 1542 of the California Civil Code, which states: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement to the debtor."

      Employer and Employee agree not to initiate or cause to be initiated any lawsuit, administrative claim, investigation, or proceeding of any kind concerning the claims released by this


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      paragraph, or to voluntarily participate in one except as required by law.
      Instead, the parties agree that any and all disputes arising out of the terms of this agreement, their interpretation, and any of the matters herein being released, shall be resolved by the binding arbitration to be held in Santa Clara County, California, in accordance with the American Arbitration Association's California Employment Dispute Resolution Rules.

6. Notices. Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand or three (3) business days after deposit in the mail, postage prepaid, certified or registered, and addressed to Employer or to Employee at the corresponding address below. Employee shall be obligated to notify Employer in writing of any change in his address. Notice of change of address shall be effective only when done in accordance with this Section.

      Employer's Notice Address:

      DSP Group Ltd.
      5 Shenkar Street
      46120 Herzelia
      ISRAEL
      ATTN: Eli Ayalon, President

      Employee's Notice Address:

      Igal Kohavi


      --------------------------

      --------------------------

      --------------------------

7. Integration. The parties understand and agree that the preceding Sections recite the sole consideration for this Agreement; that no representation or promise has been made by Employee, Employer, or any other Released Party on any subject whatsoever, except as expressly set forth in this Agreement; and that all agreements and understandings between the parties on any subject whatsoever are embodied and expressed in this Agreement. This Agreement shall supersede all prior or contemporaneous agreements and understandings among Employee, Employer, and any other Released Party, whether written or oral, express or implied, with respect to any subject whatsoever, including without limitation, any employment-related agreement or benefit plan, except to the extent that the provisions of any such agreement or plan have been expressly referred to in this Agreement as having continued effect.

8. Amendments; Waivers. This Agreement may not be amended except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.


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9.    Assignment; Successors and Assigns. Employee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Employee represents that he has not previously assigned or transferred any claims or rights released by him pursuant to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall also inure to the benefit of any Released Party. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement.

10. Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

11. Attorneys' Fees. In any legal action, arbitration, or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

12. Governing Law. Except as expressly stated otherwise, this Agreement shall be governed by and construed in accordance with the law of the State of California.

13. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

14. Representation by Counsel. The parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement; (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each party's own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.


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      The parties have duly executed this Agreement as of the date first written above.

Igal Kohavi

/s/ IGAL KOHAVI
--------------------------------


DSP Group, Ltd.

/s/ ELI AYALON                           /s/ MOSHE ZELNIK
--------------------------------         ------------------------------------

By: Eli Ayalon                           By: Moshe Zelnik
    ----------------------------             --------------------------------

Its: President & CEO                     Its: VP Finance & CFO
     ---------------------------              -------------------------------


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